For period ending 04-30-97
File Number 811-7470
Series 1

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Item 77.O         Transactions effected pursuant to Rule 10f-3

HERITAGE SERIES TRUST - SMALL CAP STOCK FUND:
---------------------------------------------

                                                   DATE                                 SECURITIES
                                     DATE OF     OFFERING     PURCHASE                   ACQUIRED          AMOUNT
           SECURITY:                PURCHASE:    COMMENCED:    PRICE:    COMMISSION:       FROM:          PURCHASED:
           --------                 --------     ----------   --------   -----------    -----------       ----------

1.   Delta Financial                11/01/96     11/01/96        16.50   $ 0.65        Natwest             $  165,000
                                                                                       International
2.   International Speedway         11/05/96     11/05/96        20.00   $ 0.72        Speedway            $   10,000
3.   Information Management
     Resources                      11/08/96     11/08/96        14.00   $ 0.55        Montgomery          $    5,000
4.   Furniture Brands
     International                  11/20/96     11/20/96        12.25   $ 0.29        Smith Barney        $   10,000
5.   Meridian Industrial
     Trust, Inc. REIT               11/20/96     11/20/96        18.25   $ 0.56        Prudential          $   25,000
                                                                                       Montgomery
6.   Firearms Training Systems      11/27/96     11/27/96        14.00   $ 0.56        Securities & Lazar  $   20,000
7.   Swisher International          12/18/96     12/18/96        17.00   $ 0.69        Forum Capital       $   15,000
8.   Sunstone Hotel Investors,                                                         Montgomery
     REIT                           01/10/97     01/10/97        13.00   $ 0.39        Securities          $   50,000
9.   Photoelectron                  01/29/97     01/29/97         8.50   $ 0.20        Needham             $   85,000
10.  Circuit City Stores            02/05/97     02/05/97        20.00   $ 0.66        Legg Mason          $   10,000
11.  Judge Group                    02/14/97     02/14/97         7.50   $ 0.59        Unterberg Harris    $   37,500
12.  Edge Petroleum                 02/26/97     02/26/97        16.50   $ 0.67        Jeffries            $   33,000
13.  Edge Petroleum                 02/26/97     02/26/97        16.50   $ 0.67        Jeffries            $    7,000
14.  Ameritrade Holding
     Company                        03/04/97     03/04/97        15.00   $ 0.63        First Boston        $   17,000
15.  Pioneer Standard
     Electrics                      03/07/97     03/07/97        13.00   $ 0.43        Lazard Freres       $   70,000
16.  Protein Design Labs            03/19/97     03/19/97        32.00   $ 0.95        Oppenheimer         $    5,000
17.  Gulf Island Fabrication        04/04/97     04/04/97        15.00   $ 0.63        Jeffries            $    2,000
18.  Strayer Education              04/17/97     04/17/97        21.00   $ 0.68        Smith Barney        $   15,000
19.  Simula, Inc.                   04/24/97     04/24/97       100.00   $40.00        Brean Murray        $1,000,000

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